EXHIBIT 3.1

BY LAWS

OF

CARDIODYNAMICS INTERNATIONAL CORPORATION

(A California Corporation)

(As amended December 15, 2007)

ARTICLE I

Offices

Section 1.1 Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.

Section 1.2 Other Offices. Other business offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the Corporation, or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held on March 30 of each year at 11:00 A.M.; provided, however, that should that day fall upon a legal holiday, then the annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At the annual meeting directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2.3 Notice. Written notice of each shareholder meeting shall be given to each shareholder of record on the record date, either personally or by mail or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal

Service is unable to deliver the notice or report to the shareholder, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have communication addressed to the place where the principal executive office of the Corporation is situated, or if published, at least once in a newspaper of general circulation in the county in which the principal executive office is located.

Notice shall be given to each shareholder entitled thereto not less than ten days nor more than sixty days before each annual meeting. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

The notice shall state:

(a)	The place, the date, and the hour of the meeting:
(b)	Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;
(c)	If directors are to be elected, the names of nominees intended a the time of the notice to be presented by management for election;
(d)	The general nature of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the Corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the Corporation; and
(e)	In case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at the meeting.

Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board or the President, or by the Board of Directors, or by holders of shares entitled to cast not less than ten percent of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 10 nor more than 60 days after receipt of the request.

Section 2.5 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or hold meeting at which a quorum is present may continue to do business until adjournment; notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.6 Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy.

When any shareholders’ meeting, either annual or special, is adjourned for 45 days or more, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which adjournment is taken.

Section 2.7 Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing, without a meeting, to receive any report, to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of any meeting, nor more than 60 days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

If a record date for voting purposes is not fixed, then only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if the notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at the meeting, and that day shall be the record date for the shareholders’ meeting.

Section 2.8 Voting. Vote at any shareholders’ meeting may be voice vote or by ballot; provided, however, that all elections for director must be by ballot upon demand made by a shareholder before the voting begins.

If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting, and any shareholder has given notice at the meeting prior to the voting, of that shareholder’s intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 2.9 Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.10 Action Without Meeting. Directors may be elected without a meeting by a consent in writing setting forth the action taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing,

(a)	Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the Corporation as authorized by Section 3.16, of Article III, of these By Laws; (iii) a reorganization of the Corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by the approval; and

(b)	Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Notices shall be given in the manner provided in Section 2.3 of Article II of these By Laws.

Unless the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give written consent, the record date for determination shall be the day on which the first written consent is given. All written consents shall be filed with the Secretary of the Corporation.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Revocation is effective upon its receipt by the Secretary of the Corporation.

Section 2.11 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote is counted; provided that no proxy shall be valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which the proxy is to continue in force. In no event shall a proxy be considered irrevocable unless the proxy states it is irrevocable and it is held by a person specified in Section 705 (e) of the California General Corporation Law, in which event it is irrevocable fort the period specified in the writing. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

Section 2.12 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, make the appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of the inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: Determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and other acts as may be proper to conduct the election or vote with fairness to all shareholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III

Directors

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 3.2 Number of Directors. The number of directors of the Corporation shall be not less than five (5) nor more than nine (9), with the exact number of directors to be fixed within the limits specified, by approval of the Board of Directors.

Section 3.3 Election and Term of Office. The directors shall be elected at each annual meeting of shareholders. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these By Laws with respect to vacancies on the Board.

Section 3.4 Vacancies. A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director, if the authorized number of directors be increased, or if the shareholders fail to elect the full-authorized number of directors. If a director has been declared of unsound mind by order of court or convicted of a felony, the Board of Directors may declare the office vacant.

Vacancies in the Board of Directors, except for a vacancy created by removal, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected by the shareholders. A vacancy in the Board of Directors created by removal may only be filled by the vote or consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his term of office.

Section 3.5. Place of Meeting. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting, or if not designated in the notice, designated by resolution of the Board or by written consent of all members of the Board.

Section 3.6. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of the annual shareholders’ meeting or at such other place as may be designated by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Notice of the meeting need not be given.

Section 3.7. Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall from time-to-time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 3.8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or any two directors.

Section 3.9. Notice of Meetings. Written notice of the time and place of special meetings shall be delivered personally to each director by telephone, telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not shown on the records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. Notice shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Notice personally or by telephone or telegraph shall be given at least 48 hours before the time of the holding of the meeting.

Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

Section 3.10. Action Without Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to the action. Any written consent or consents shall be filed with the minutes of the proceedings of the Board.

Section 3.11. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Every act done by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except as otherwise provided by law, by the Articles of Incorporation, or by these By Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum.

Section 3.12. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid if a quorum is present and if, either before or after the meeting, each of the directors not present or protesting the meeting signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof. All waivers, consents or approvals shall be made a part of the minutes of the meeting.

Section 3.13. Adjournment. A majority of the directors present may adjourn any directors’ meeting to meet again at a stated day and hour.

Section 3.14. Notice of Adjournment. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given before the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 3.15. Fees and Compensation. Directors and members of committees may receive compensation for their services, and reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.16. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

(a)

For the purposes of this section, “agent” means any person who is or was a director, officer, employee or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subsection (d) or subsection (e) of this section.

(b)	This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c)	This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgement in its favor by reason of the fact that the person is or was an agent of this Corporation against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of this Corporation and with that care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subsection (c):

(1)	In respect to any claim, issue or matter as to which the person shall have been adjudged to be liable to this Corporation in the performance of that person’s duty to this Corporation, unless and only to the extent that the court in which the action was brought shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for the expenses which the court shall determine;
(2)	Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or
(3)	Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(d)	To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in subsection (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e)	Except as provided in subsection (d), any indemnification under this section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (b) or (c) by:

(1)	A majority vote of a quorum consisting of directors who are not parties to such proceeding:
(2)	Approval or ratification by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the shares entitled to vote, with the shares owned by the person to be indemnified not being entitled to vote; or
(3)	The court in which the proceeding is or was pending, upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this Corporation.

(f)	Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

(g)	Nothing contained in this section shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

(h)	No indemnification or advance shall be made under this section, except as provided in subsection (d) or subsection (e) (3), in any circumstances where it appears:

(1)	That it would be inconsistent with a provision of the Articles of Incorporation, By Laws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were not paid, which prohibits or otherwise limits indemnification; or
(2)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i)	The Board of Directors may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status whether or not this Corporation would have the power to indemnify the agent against the liability.

ARTICLE IV

Officers

Section 4.1. Number. The officers of the Corporation shall be a Chairman of the Board of Directors and Chief Executive Officer (sometimes referred to herein as the “Chairman of the Board”), a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

Section 4.2. Election, Term of Office and Qualifications. Each officer (except officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 4.3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chairman of the Board or the President to appoint, such other officers as the business for the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may form time to time determine.

Section 4.4. Resignations. Any officer may resign at any time by giving written notice of the resignation to the Board of Directors, the Chairman of the Board, a Vice President or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer.

Section 4.5. Removal. Any officer specifically designated in Section 4.1 may be removed at any time, either with or without cause, at any meeting of the Board of

Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed, either with or without cause, by the board of Directors at any meeting, by the vote of a majority of the directors present at the meeting, or by any superior officer or agent upon whom the power of removal shall have been conferred by the Board of Directors.

Section 4.6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By Laws for regular election or appointment to the office.

Section 4.7. Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board of Directors and Chief Executive Officer shall, if present, preside at meetings of the Board of Directors and shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general supervision, direction and control of the Business and officers of the Corporation and shall have such general powers and duties as are generally vested in the office of the chief executive officer of a corporation and such other powers and duties as shall be prescribed by the Board of Directors.

Section 4.8. President. The President shall be the chief operating officer of the Corporation and, general supervision, direction and control of the business and officers of the Corporation and such other powers and duties as may be prescribed by the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall perform all of the duties of the Chairman of the Board and, when so acting, shall have all the shall have, subject to the control of the Board of Directors and the Chairman of the Board powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 4.9. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

Section 4.10. The Secretary. The Secretary shall:

(a)	Record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;
(b)	Cause all notices to be duly given in accordance with the provisions of these By Laws and as required by statute;
(c)	Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of that committee with a copy of the resolution;

(d)	Be custodian of the records and of the seal of the Corporation, and cause the seal to be affixed to all certificates representing stock of the Corporation before the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;
(e)	See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;
(f)	Have charge of the stock and transfer books of the Corporation, which shall show the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation; and shall exhibit the stock books at reasonable times to persons who are entitled by statute to have access thereto;
(g)	Sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature).

Section 4.11. Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform other duties as from time to time may be assigned to them, respectively, by the Board of Directors, the President or the Secretary.

Section 4.12. The Treasurer. The Treasurer is the Chief Financial Officer of the Corporation and shall:

(a)	have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;
(b)	Cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in the banks or trust companies or with the bankers or other depositaries as shall be selected in accordance with Section 5.3 of these By Laws or to be otherwise dealt with in the manner as the Board of Directors may direct;
(c)	Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d)	Render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;
(e)	Cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;
(f)	Be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;
(g)	Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and
(h)	In general, perform all duties incident to the office of Treasurer and other duties as are given to him by these By Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.13. Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform other duties as from time to time may be assigned to them, respectively, by the Board of Directors, the President or the Treasurer.

Section 4.14. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

Section 4.14. Surety Bonds. If the Board of Directors shall require, any officer or agent of the Corporation shall execute to the Corporation a bond in a sum and with the surety or sureties as the Board of Directors may direct. conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V

Execution of Instruments and

Deposit of Corporate Funds

Section 5.1. Execution of Instruments Generally. The Chairman of the Board, the President, any Vice president, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and the authorization may be general or confined to specific instances.

Section 5.2 Borrowing. No loans or advances shall be obtained by or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. The authorization maybe general or confined to specific instances. Any officer or agent of the Corporation thereunto authorized may obtain loans and advances for the Corporation and for the loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in the banks or trust companies or with the bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in the manner as the Board of Directors from time to time may determine.

Section 5.4. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the officer or officers or agent or agents of the Corporation, and in the manner, as from time to time shall be determined by the Board of Directors.

Section 5.5 Representation of Shares of Other Corporations. Shares of stock of other corporations owned by or standing in the name of the Corporation may be voted, and proxies with respect to the voting of such shares may be executed and delivered, on behalf of the Corporation by the Chairman of the Board, the

President or any other officer so authorized by the Board of Directors, the Chairman of the Board or the President.

ARTICLE VI

Miscellaneous

Section 6.1. Annual and Other Reports. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.

The Corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation. Until such time as this Corporation shall have 100, or more, shareholders of record of its shares (as determined as provided in Section 605 of the California General Corporation Law) the Corporation shall not be required to send to any shareholder any annual, semi-annual or quarterly reports.

Section 6.2. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these By Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 6.3. Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series owned by the shareholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer, transfer agent or registrar at the date of issue.

Any certificate may also contain a legend or other statement as may be required by Section 418 of the California General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the Corporation and the issuee thereof.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any certificate issued before full payment shall state on its face the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed, or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation; and (5) the owner satisfies any other reasonable requirements imposed by the Corporation.

Notwithstanding anything contained in this Section 6.3 to the contrary, the Corporation may adopt, in accordance with Section 416(b) of the California General Corporation Law, a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates.

Section 6.4. Inspection of By Laws. The Corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the By Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VII

Corporate Seal

The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of California and the year thereof and otherwise shall be in the form as shall be approved from time to time by the Board of Directors.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX

Amendments

All By Laws of the Corporation may be amended, altered or repealed, and new By Laws may be made by, the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting, or by written consent, or (subject to Section 212 of the General Corporation Law, regarding changes in the number of directors) by the affirmative vote of a majority of the directors present at any regular or special meeting at which a quorum is present.